UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:
Chapter 11
IMPSAT FIBER NETWORKS, INC.,
Debtor	Case No. 02-12882 (REG)

ORDER CONFIRMING DEBTOR’S PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

     Upon consideration of the Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated October 23, 2002 (as the same may have been amended, or modified, or supplemented, the “Plan”), 1 filed with this Court by IMPSAT Fiber Networks, Inc., the debtor and debtor in possession in the above-captioned case (the “Debtor”); and upon the Debtor’s Disclosure Statement for the Debtor’s Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated October 23, 2002 (as the same may have been amended, or modified, or supplemented, the “Disclosure Statement”), filed with this Court; and upon (a) the hearing held before this Court on October 23, 2002 to consider approval of the Disclosure Statement; (b) the Order Granting Debtor’s Motion for (i) Approval of the Form and Manner of Notice of the Disclosure Statement Hearing; (ii) Approval of the Disclosure Statement; (iii) the Fixing of a Record Date; (iv) Approval of the Notice and Objection Procedures in Respect of Confirmation of the Plan of Reorganization; (v) Approval of Solicitation Packages and Procedures for Distribution Thereof; (vi) Approval of the Forms of Ballot and Establishment of Procedures for

[1] All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

Voting on the Plan of Reorganization; and (vii) Authorization to Utilize Arnold & Porter as Balloting Agent, dated October 23, 2002 (the “Disclosure Statement Order”); and (c) upon the Affidavit of Ciara Carolyn Torres of Arnold & Porter (“A&P”), counsel to the Debtor, sworn to on December 6, 2002 (the “Ballot Certification”); and it appearing from the affidavits of mailing filed with this Court that (i) copies of the Disclosure Statement, the Plan, the Confirmation Hearing Notice, the Voting Procedures Notice, the Disclosure Statement Order, ballots for acceptance or rejection of the Plan, the Notification of Non-Voting Status to Unimpaired Classes, and the Notification of Non-Voting Status to Impaired Classes were transmitted, as appropriate, to the Holders of Claims against and Interests in the Debtor and other parties in interest, all as required by the Disclosure Statement Order, and (ii) such transmissions at such time constituted due and adequate notice under the circumstances; and the Disclosure Statement Order having fixed (a) the deadline for voting on the Plan at 4:00 p.m. (Prevailing Eastern Time) on December 3, 2002 (the “Voting Deadline”), and (b) the deadline for objection to confirmation of the Plan at 4:00 p.m. (Prevailing Eastern Time) on November 26, 2002; and upon the Plan Supplement to the Debtor’s Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated December 2, 2002 and the documents annexed thereto (the “Plan Supplement”); and upon the objections to confirmation of the Plan (collectively, the “Objections”); and the hearing on the confirmation of the Plan (the “Confirmation Hearing”) having been held before this Court on December 11, 2002; and upon the full and complete record of the Confirmation Hearing and all matters and proceedings heretofore in this case; and after due deliberation and sufficient cause appearing therefor;

     IT IS HEREBY FOUND that:

I.     JURISDICTION AND VENUE

     1.     This Court has jurisdiction pursuant to 28 U.S.C. Section 1334 over this Chapter 11 Case and to confirm the Plan.

     2.     Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. Sections 157(b)(1) and 157(b)(2)(L) and this Court has jurisdiction to enter a final order with respect thereto.

     3.     Venue of this Chapter 11 Case is properly in this Court pursuant to 28 U.S.C. Section 1408.

     4.     The Debtor is properly a debtor under section 109 of title 11 of the United States Code (the “Bankruptcy Code”) and the Debtor is a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code.

II.     JUDICIAL NOTICE

     5.     Judicial notice hereby is taken of (i) the docket of the Chapter 11 Case maintained by the Clerk of the Bankruptcy Court, including, without limitation, all pleadings and other documents filed, all orders entered, and the transcripts of, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the Chapter 11 Case.

III.      SOLICITATION

     6.     Notice of the Confirmation Hearing and the relevant deadlines for submission of objections and ballots, as prescribed by this Court in the Disclosure Statement Order, has been provided and is adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) 2002(b) and 3020, and other applicable law and rules.

     7.     Ballots were transmitted to Holders of Claims in the Classes eligible to vote on the Plan (the “Voting Classes”) in accordance with the Disclosure Statement Order.

     8.     The Debtor, with the assistance of Arnold & Porter, counsel to the Debtors, solicited votes for the Plan from the Voting Classes in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order.

     9.     The Ballot Certification provided by Ciara Carolyn Torres is consistent with Bankruptcy Rule 3018.

IV.   THE PLAN SATISFIES THE REQUIREMENTS OF THE BANKRUPTCY CODE

     10.     The modifications to the Plan, as reflected in the blacklined Plan annexed hereto as Exhibit A2 do not (i) adversely change the treatment of Claims or Interests thereunder or hereunder, or (ii) require re-solicitation of the Plan.

     11.     The classification scheme of Claims and Interests under the Plan is reasonable. Claims or Interests in each Class are substantially similar to other Claims or Interests in such Class and, therefore, the Plan satisfies section 1122(a) of the Bankruptcy Code.

     12.     The Plan establishes the following Classes of Claims and Interests: Class 1 (Other Priority Claims), Class 2 (2003 Noteholder Claim), Class 3 (2005/2008 Noteholder Claim), Class 4 (Nortel Argentina Contingent Guarantee Claim), Class 5 (Sirti Argentina Contingent Guarantee Claim), Class 6 (Sirti (Payables) Argentina Contingent Guarantee Claim), Class 7 (ISCH Argentina Contingent Guarantee Claim), Class 8 (Citibank Argentina Contingent Guarantee Claim), Class 9 (Hughes Argentina Contingent Guarantee Claim), Class 10 (Ericsson Argentina Contingent Guarantee Claim), Class 11 (Harris Argentina Contingent Guarantee Claim), Class 12 (Tellabs Argentina Contingent Guarantee Claim), Class 13 (DMC Argentina Contingent Guarantee Claim), Class 14 (Compaq Argentina Contingent Guarantee Claim), Class 15 (Nortel Brazil Contingent Guarantee Claim), Class 16 (ECRLA Brazil Contingent Guarantee Claim), Class 17 (Cisco Brazil Contingent Guarantee Claim), Class 18 (Harris Brazil Contingent Guarantee Claim), Class 19 (Harris Venezuela Contingent Guarantee Claim), Class 20 (AmTrade Bank Colombia Contingent Guarantee Claim), Class 21 (Nortel Dasa

[2] The blacklined modifications to the Plan annexed hereto do not include Plan Exhibits, which remain subject to further negotiation and revision. Revised versions of the Exhibits to the Plan will be filed with this Court upon final agreement between the Debtor and the Creditors’ Committee.

USA Contingent Guarantee Claim), Class 22 (Bank of America USA Contingent Guarantee Claim), Class 23 (Nortel Dasa Mexico Contingent Guarantee Claim), Class 24 (Compaq Chile Contingent Guarantee Claim), Class 25 (General Unsecured Claims), Class 26 (Convenience Claims), Class 27 (Equity Securities Claims) and Class 28 (Equity Interests). The Plan satisfies the requirements of sections 1122 and section 1123(a)(1) of the Bankruptcy Code.

     13.     The following Classes of Claims (the “Voting Classes”) are impaired and entitled to vote under the Plan: Class 2 (2003 Noteholder Claim), Class 3 (2005/2008 Noteholder Claim), Class 4 (Nortel Argentina Contingent Guarantee Claim), Class 5 (Sirti Argentina Contingent Guarantee Claim), Class 6 (Sirti (Payables) Argentina Contingent Guarantee Claim), Class 7 (ISCH Argentina Contingent Guarantee Claim), Class 8 (Citibank Argentina Contingent Guarantee Claim), Class 9 (Hughes Argentina Contingent Guarantee Claim), Class 10 (Ericsson Argentina Contingent Guarantee Claim), Class 11 (Harris Argentina Contingent Guarantee Claim), Class 12 (Tellabs Argentina Contingent Guarantee Claim), Class 13 (DMC Argentina Contingent Guarantee Claim), Class 14 (Compaq Argentina Contingent Guarantee Claim), Class 15 (Nortel Brazil Contingent Guarantee Claim), Class 16 (ECRLA Brazil Contingent Guarantee Claim), Class 17 (Cisco Brazil Contingent Guarantee Claim), Class 18 (Harris Brazil Contingent Guarantee Claim), Class 19 (Harris Venezuela Contingent Guarantee Claim), Class 20 (AmTrade Bank Colombia Contingent Guarantee Claim), Class 21 (Nortel Dasa USA Contingent Guarantee Claim), Class 22 (Bank of America USA Contingent Guarantee Claim), Class 23 (Nortel Dasa Mexico Contingent Guarantee Claim), Class 24 (Compaq Chile Contingent Guarantee Claim), Class 25 (General Unsecured Claims), and Class 27 (Equity Securities Claims). All other Classes of Claims and Interests are either (i) unimpaired under the Plan and deemed to have accepted the Plan (Classes 1 and 26) or (ii) deemed to have rejected the Plan by virtue of receiving no distributions thereunder (Class 28). The treatment of Claims and Interests in the

Impaired Classes is specified in the Plan and, therefore, satisfies sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code.

      14.     The Plan provides for the same treatment for each Claim or Interest of a particular Class, unless the Holder of a particular Claim or Interest agrees to a less favorable treatment of such Holder’s particular Claim or Interest and, therefore, satisfies section 1123(a)(4) of the Bankruptcy Code.

     15.     The Plan provides for adequate means for its implementation and, therefore, satisfies section 1123(a)(5) of the Bankruptcy Code.

     16.     The Plan provides that, where applicable, the certificate of incorporation and by-laws of the Reorganized Debtor shall, inter alia, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code and, therefore, satisfies the requirements of such section.

     17.     The Plan provides for the selection of the directors and officers of the Reorganized Debtor in a manner that is consistent with the interests of creditors and equity security holders and with public policy and, therefore, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

     18.     The Plan impairs or leaves unimpaired, as the case may be, each Class of Claims or Interests, and therefore complies with the provisions of section 1123(b)(1) of the Bankruptcy Code.

     19.     The Plan provides for the assumption or rejection (subject to the provisions of Article XI of the Plan) of executory contracts and unexpired leases of the Debtor in accordance with section 365 of the Bankruptcy Code. Therefore, the Plan complies with the provisions of section 1123(b)(2) of the Bankruptcy Code.

     20.     The Plan complies with the applicable provisions of the Bankruptcy Code including, without limitation, sections 502, 506, 524, 553, 1122 and 1123, and, therefore, satisfies section 1129(a)(1) of the Bankruptcy Code. In addition, in accordance with Bankruptcy Rule 3016(a), the Plan is dated and identified with the name of the Debtor.

     21.     The Debtor, as the proponent of the Plan, has complied with the applicable provisions of the Bankruptcy Code including, without limitation, sections 1125 and 1126 and, therefore, has satisfied section 1129(a)(2) of the Bankruptcy Code.

     22.     The Plan has been proposed in good faith and not by any means forbidden by law and, therefore, satisfies section 1129(a)(3) of the Bankruptcy Code.

     23.     Any payments made or to be made by the Debtor for services or for costs and expenses in, or in connection with, the Chapter 11 Case have been approved by, or are subject to the approval of, this Court as reasonable. Accordingly, the Plan satisfies section 1129(a)(4) of the Bankruptcy Code.

     24.     Exhibit 11 of the Plan, as supplemented by the Notice of Officers and Directors, dated December 10, 2002, filed by the Debtor with this Court, contains the names of the persons who will be the directors of the Reorganized Debtor. Accordingly, the Plan satisfies section 1129(a)(5)(A) of the Bankruptcy Code.

     25.     Pursuant to section 1129(a)(5)(B) of the Bankruptcy Code, the Debtor has disclosed the identities of any insiders of the Debtor who will be employed or retained by the Reorganized Debtor subsequent to the Effective Date. Accordingly, the Plan satisfies section 1129(a)(5)(B) of the Bankruptcy Code.

     26.     There is no rate change provided for under the Plan. Accordingly, the Plan satisfies section 1129(a)(6) of the Bankruptcy Code.

     27.     Respecting each Impaired Class of Claims against or Interests in the Debtor, as set forth in the Ballot Certification, the liquidation analysis annexed as Exhibit F to the Disclosure Statement, and the record of the Confirmation Hearing, including the affidavit of John A. McKenna, Managing Director of Houlihan Lokey Howard & Zukin Capital, each Holder of a Claim or Interest of such Class: (a) has accepted the Plan; or (b) will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would so receive or retain if the Debtor were to be liquidated under chapter 7 of the Bankruptcy Code on such date. Accordingly, the Plan satisfies section 1129(a)(7) of the Bankruptcy Code.

     28.     As evidenced by the Ballot Certification, the Plan has been accepted by 14 of the 21 Voting Classes that cast Ballots on the Plan in accordance with section 1126 of the Bankruptcy Code and consistent with Bankruptcy Rule 3018 and the Disclosure Statement Order and does not comply with section 1129(a)(8) of the Bankruptcy Code with respect to Classes 7, 10, 11, 12, 17, 18, 19, 20, 21, 22, 23.3

     29.     Classes 1 and 26 are not Impaired under the Plan, and such Classes (and all Holders of Claims in such Classes) are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

     30.     Class 28 is designated under the Plan as Impaired within the meaning of section 1124 of the Bankruptcy Code and will receive no distributions under the Plan. Holders of Class 28 Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

[3] Classes 7, 10, 17 and 22 did not vote on the Plan, and are deemed to have rejected the Plan solely for purposes of determining the treatment to be accorded Holders of Claims in such Classes. Pursuant to the terms of the Plan, the treatment of these Classes will be the same as the treatment of other Class 4-24 Classes that voted to reject the Plan.

     31.     Respecting each Class of Claims and Interests designated by the Plan, other than Classes 7, 10, 11, 12, 17, 18, 19, 20, 21, 22, 23 and 28, such Class has accepted the Plan (or, in the case of Classes 1 and 26, is deemed to have accepted the Plan). Accordingly, section 1129(a)(8) of the Bankruptcy Code has been satisfied with respect to all Claims and Interests other than those in Classes 7, 10, 11, 12, 17, 18, 19, 20, 21, 22, 23 and 28. The Plan is nevertheless confirmable with respect to such non-accepting Classes because, as described below, the requirements of section 1129(b) of the Bankruptcy Code are satisfied with respect to such Classes.

     32.     On the Effective Date, or as soon as practicable thereafter, except to the extent that a Holder of an Allowed Administrative Expense Claim has agreed or will agree to a less favorable treatment of such Allowed Administrative Expense Claim, the Plan provides that the Reorganized Debtor will pay to each Holder of an Allowed Administrative Expense Claim cash in an amount equal to such Allowed Administrative Expense Claim or, with respect to the Debtor’s professionals, otherwise establish the Professional Claims Reserve in cash in accordance with Section IX.C of the Plan; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor or liabilities arising under loans or advances to or other obligations incurred by the Debtor, whether or not incurred in the ordinary course of business, shall be assumed and paid by the Reorganized Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions. Accordingly, the Plan satisfies the requirements of section 1129(a)(9)(A) of the Bankruptcy Code.

     33.     Except to the extent that the Holder of an Other Priority Claim has agreed or will agree to a less favorable treatment of such Claim, the Plan provides that Holders of such Claims will receive on account of each such Claim, cash equal to the allowed amount of each such Claim on the later of the

Effective Date or as soon as reasonably practicable thereafter or, if not due and payable on or before the Effective Date, in the ordinary course of business in accordance with the terms thereof. Accordingly, the Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code.

     34.     On the Effective Date or, as soon as practicable thereafter, except to the extent that the Holder of an Allowed Priority Tax Claim has agreed or will agree to a less favorable treatment of such Claim, the Plan provides that Holders of Allowed Priority Tax Claims shall, on account of such Claims, be paid, at the option of the Reorganized Debtor, either (a) cash in an amount equal to the Allowed Priority Tax Claim or (b) deferred annual cash payments over a period not longer than six (6) years from the date of assessment of such Claim, of a value, as of the Effective Date, equal to the allowed amount of such Allowed Priority Tax Claim. Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business according to the terms thereof. Accordingly, the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

     35.     The Plan has been accepted by at least one Impaired Class of Claims (Classes 2, 3, 4, 5, 6, 8, 9, 13, 14, 15, 16, 24, 25 and 27), which acceptance has been determined without including any acceptance of the Plan by any insider holding a Claim in such Class. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied with respect to the Plan.

     36.     The Plan is not likely to be followed by the need for further financial reorganization of the Debtor. Accordingly, the requirements of section 1129(a)(11) of the Bankruptcy Code are satisfied with respect to the Plan.

     37.     The fees payable by the Debtor to the United States Trustee or the Clerk of this Court, as provided under 28 U.S.C. Section 1930(a)(6), have been paid or the Plan provides for the payment of all such fees and the Plan’s treatment of such fees satisfies section 1129(a)(12) of the Bankruptcy Code.

     38.     The Plan does not discharge, release or relieve the Debtor, the Reorganized Debtor or any other party, in any capacity, from any liability with respect to retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code and, therefore, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.

     39.     The requirements of section 1129(b) of the Bankruptcy Code are satisfied as to rejecting Classes 7, 10, 11, 12, 17, 18, 19, 20, 21, 22, 23 and 28 because: (a) there is no Class of Claims or Interests junior to such Classes retaining or receiving any property under the Plan; or (b) the Plan is fair and equitable, and does not discriminate unfairly, with respect to such Classes.

     40.     Other than the Plan (including previous versions thereof), no plan has been filed in this Chapter 11 Case. Accordingly, section 1129(c) of the Bankruptcy Code has been satisfied.

     41.     No party in interest that is a governmental unit has requested that the Court not confirm the Plan on grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, and the principal purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies section 1129(d) of the Bankruptcy Code.

     42.     The Debtor and each of its officers, directors, employees, members or agents, and each professional, attorney, financial advisor, accountant or other professional employed by any of them, the Creditors’ Committee and its official and ex-officio members (in their capacity as such, and specifically excluding such members as creditors of the Debtor), and any professionals, attorneys, financial advisors, accountants or other professionals employed by such parties, have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, pursuant to sections 1125(e) and 1129(a)(3) of the Bankruptcy Code, respecting the Plan, the solicitation of acceptances with regard thereto and the property to be distributed thereunder.

      43. Each of the release, indemnification and exculpation provisions set forth in the Plan: (i) falls within the jurisdiction of this Court under 28 U.S.C. Section 1334(a), (b) and (d); (ii) is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (iii) is an integral element of the transactions incorporated into the Plan; (iv) confers a material benefit on, and is in the best interests of, the Debtor, its estate and its creditors; (v) is important to the overall objectives of the Plan to finally resolve all claims among or against the parties in interest in the chapter 11 case; and (vi) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

     44.     Upon entry of this Confirmation Order on the docket of the Clerk of the Bankruptcy Court, all of the conditions to confirmation of the Plan will either have occurred or have been waived by the necessary parties pursuant to the Plan.

     IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

General

     45. The findings of this Court set forth above and the conclusions of law stated herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed and vice versa.

     46. To the extent any Objections have not been withdrawn prior to entry of this Order or are not resolved by the relief granted herein or as stated on the record of the Confirmation Hearing, all such Objections are hereby overruled.

     47. The Plan is hereby amended as set forth on Exhibit A annexed hereto.

     48.     The Plan, as modified pursuant hereto, satisfies the requirements of section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019. The modifications (as reflected on Exhibit A hereto) shall not impair or impact the effectiveness of any ballot accepting or rejecting the Plan.

     49.     The Plan complies with the requirements of sections 1122, 1123 and 1129 of the Bankruptcy Code.

     50.     The Plan, a copy of which is attached as Exhibit A hereto, and each of its provisions shall be, and hereby are confirmed pursuant to section 1129 of the Bankruptcy Code.

Discharge and Releases

     51.     As set forth in Section IX.J of the Plan, the Debtor, the Reorganized Debtor, each of the official and ex-officio members of the Creditors’ Committee, the Old Notes Indenture Trustee, the parties to the Lock-up Agreements and the Disbursing Agent, and their respective members, partners, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons) shall have no liability to any Holder of any Claim or Equity Interest for any act or omission in connection with, or arising out of, the Lock-up Agreements, the Term Sheet, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for fraud, gross negligence, breach of fiduciary duty, malpractice or willful misconduct as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     52.     As set forth in Section IX.K(a) of the Plan, as of the Effective Date, each Holder of a Claim or Interest and each entity that has held, holds or may hold a Claim or Interest or at any time was a creditor or stockholder of the Debtor will be deemed to forever release, waive and discharge all

Claims (including any Claim that is property of the Debtor pursuant to section 541 of the Bankruptcy Code and any state or federal fraudulent conveyance, fraudulent transfer, preference, avoidance and other similar claims and causes of action for the benefit of creditors that the Debtor is authorized to pursue in accordance with the Bankruptcy Code and other applicable law), obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtor’s or the Reorganized Debtor’s obligations under the Plan and the contracts, securities, instruments, releases, agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to the Chapter 11 Case, the Lock-up Agreements, the Term Sheet, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, that such entity has, had or may have against the Debtor, the Reorganized Debtor, any official and ex-officio member of the Creditors’ Committee, the Old Notes Indenture Trustee, any of the parties to the Lock-up Agreements and the Disbursing Agent, and each of their respective present directors, officers, employees, attorneys, accountants, financial advisors, representatives and agents, acting in such capacity, provided that the foregoing release shall not apply to such entities’ fraud, gross negligence, breach of fiduciary duty, malpractice or willful misconduct. Nothing contained in Article IX.K of the Plan or this Order shall limit the liability of the Debtor’s or the Creditors’ Committee’s professionals to their respective clients pursuant to DR6- 102 of the Code of Professional Responsibility.

     53.     As set forth in Section IX.K(b) of the Plan, as of the Effective Date, the Debtor, the Reorganized Debtor, and each of their subsidiaries, on behalf of themselves and their estates, will be deemed to forever release, waive and discharge all claims (including any claim that is property of the Debtor pursuant to Section 541 of the Bankruptcy Code and any state or federal fraudulent conveyance, fraudulent transfer, preference, avoidance and other similar claims and causes of action for the benefit of creditors that the Debtor is authorized to pursue in accordance with the Bankruptcy Code and other applicable law), obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtor’s or the Reorganized Debtor’s obligations under the Plan and the contracts, securities, instruments, releases, agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, the Lock-up Agreements, the Term Sheet, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, that such entity has, had or may have against any official and ex-officio member of the Creditors’ Committee, the Old Notes Indenture Trustee, any of the parties to the Lock-up Agreements and the Disbursing Agent, and each of their and the Debtor’s respective present directors, officers, employees, attorneys, accountants, financial advisors, representatives and agents, acting in such capacity (which release will be in addition to the discharge of Claims and termination of Interests provided in the Plan and the Bankruptcy Code).

     54.     As set forth in Section IX.L of the Plan, except as otherwise provided in the Plan, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtor or the Reorganized Debtor or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor or the Reorganized Debtor or their respective property, other than as permitted pursuant to (a) above; (c) creating, perfecting or enforcing any Lien against the Debtor or the Reorganized Debtor or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor or the Reorganized Debtor; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. All entities that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any released entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any Lien; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim receiving any distribution pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in Section IX.L of the Plan.

     55.     In accordance with section 1141(d)(1) of the Bankruptcy Code, entry of this Order shall act as a discharge, effective as of the Effective Date, of all debts of, Claims against, liens on, and Interests in the Debtor, its assets or properties, which debts, Claims, liens, and Interests arose at any time before the entry of this Order, except with respect to Claims affirmed by the Debtor in a writing delivered to the Holders thereof prior to the Effective Date. The discharge of the Debtor shall be effective as to each Claim, except with respect to Claims affirmed by the Debtor in a writing delivered to the Holders thereof prior to the Effective Date, regardless of whether a proof of claim therefor was filed, whether the Claim is an Allowed Claim or whether the Holder thereof votes to accept the Plan. On the Effective Date, as to every discharged Claim and Interest, any Holder of such Claim or Interest (including, without limitation, any options to purchase stock of the Debtor) shall be precluded from asserting against the Debtor, or against the Debtor’s assets or properties, any other or further Claim or Interest based upon any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date. Nothing herein or in the Plan shall preclude the class action plaintiffs referred to in section V.27 of the Plan from pursuing their rights, if any, to the extent of such claimants’ ratable portion of any Insurance Proceeds applicable thereto.

     56.     In accordance with section 524 of the Bankruptcy Code, the discharge provided by Section XIII.C of the Plan and section 1141 of the Bankruptcy Code, inter alia, acts as an injunction against the commencement or continuation of any action, employment of process or act to collect, offset or recover the Claims and Interests discharged pursuant to the Plan and this Order.

     57.     This Order hereby permanently enjoins the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan.

     58.     Other than regarding the enforcement of rights or distributions under the Plan (or the enforcement of other obligations created pursuant to the Plan) or to any Cash previously distributed or to be distributed on account of any Allowed Claim, or with respect to Claims affirmed by the Debtor in a writing delivered to the Holders thereof prior to the Effective Date, no creditor shall have recourse to: (i) the Reorganized Debtor; or (ii) any of the Reorganized Debtor’s property.

Plan Implementation

     59.     Each federal, state, provincial and local government agency or department in the United States is hereby directed to accept all documents and instruments necessary or appropriate to implement the Plan.

     60.     On the Effective Date, or as soon as practicable thereafter, the Reorganized Debtor shall make or cause to be made to the Holders of Allowed Claims the distributions of New Common Stock, New Warrants, and/or New Guaranteed Senior Notes, as provided in Article V of the Plan. Disputed Claims shall be resolved in accordance with Article X of the Plan and, if a Disputed Claim becomes an Allowed Claim by Final Order, distributions shall be made on account of such Claims in accordance with Article IX of the Plan.

     61.     The issuance of the following securities by the Reorganized Debtor shall be authorized without further act or action under applicable law, regulation, order or rule, and are exempt from registration pursuant to section 1145(a) of the Bankruptcy Code and may be resold by the holders thereof without restriction, except to the extent that any such holder is deemed to be an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code with respect to such securities: (a) $67,531,000 principal amount of the New Guaranteed Senior Notes — Series A; (b) up to $50,579,000 aggregate principal amount of the New Guaranteed Senior Notes — Series B; (c) up to 21.6 million shares of New Common Stock; (d) up to 3.5 million of New Warrants; and (e) the shares and options to be issued under the Stock Option Plan. The New Guaranteed Senior Notes and New Warrants shall be transferable in accordance with their terms, and have CUSIP numbers. The Debtor and the Reorganized Debtor shall use reasonable efforts to have the New Guaranteed Senior Notes and the New Common Stock eligible for electronic transfer through DTC and to have the New Common Stock listed on a nationally recognized market or exchange. The Amended Certificate of Incorporation shall initially authorize the Reorganized Debtor to issue a total of up to 50 million shares of New Common Stock.

     62.     Prior to the Effective Date, the Reorganized Debtor and the New Indenture Trustee, on behalf of the recipients of the New Guaranteed Senior Notes — Series A, shall execute the New Guaranteed Senior Notes — Series A Indenture and such agreement shall become effective on the Effective Date. On the Effective Date, the Reorganized Debtor will issue and deliver the New Guaranteed Senior Notes — Series A in the principal amount of $67,531,000 pursuant to the terms of the New Guaranteed Senior Notes — Series A Indenture.

     63.     Prior to the Effective Date, the Reorganized Debtor and the New Indenture Trustee on behalf of the recipients of the New Guaranteed Senior Notes — Series B, shall execute the New Guaranteed Senior Notes — Series B Indenture and the Reorganized Debtor and the Warrant Agent shall execute the Warrant Agreement and such agreements shall become effective on the Effective Date. On the Effective Date, the Reorganized Debtor will issue and deliver the New Guaranteed Senior Notes — Series B in the aggregate principal amount of up to $50,579,000 and up to 3.5 million New Warrants pursuant to the terms of the New Guaranteed Senior Notes — Series B Indenture and Warrant Agreement, respectively.

     64.     Each of the New Guaranteed Senior Notes — Series A Indenture, New Guaranteed Senior Notes — Series B Indenture, New Guaranteed Senior Notes — Series A, New Guaranteed

Senior Notes — Series B, and New Warrants (the “Documents”) when executed or issued, as applicable, in accordance with the Plan (i) will have been (a) duly and validly issued and/or (b) duly executed and delivered on behalf of the Reorganized Debtor and any guarantor, and (ii) will constitute a legal, valid and binding obligation of the Reorganized Debtor and any guarantor, enforceable against them in accordance with the terms of the applicable Document. No consent or authorization of, approval by, notice to, or filing with, any governmental authority or other person is required in or in connection with the execution, delivery, performance, validity or enforceability of the Documents. The New Common Stock, when issued in accordance with the terms of the Plan, shall be validly issued, fully paid and nonassessable.

     65.     On the Effective Date, the Reorganized Debtor shall adopt the Stock Option Plan and issue non-qualified options representing up to 1.7 million shares of New Common Stock to designated officers and directors. Pursuant to the Stock Option Plan, the Compensation Committee of the Board of Directors of the Reorganized Debtor shall thereafter have authority to issue to directors, officers and employees, additional awards, incentive stock options, and/or non-qualified options.

     66.     On the Effective Date, the Old Notes and Equity Interests or commitments, contractual or otherwise, obligating the Debtor to issue, transfer or sell Equity Interests or any other capital stock of the Debtor shall (a) be cancelled, and (b) have no effect other than the right to participate in the distributions, if any, provided under the Plan in respect of Claims and Equity Interests. Except for purposes of effectuating the distributions under the Plan on the Effective Date, the Old Notes Indentures shall be canceled effective as of the Effective Date.

     67.     On the Effective Date, the operation of the Reorganized Debtor shall become the general responsibility of the Board of Directors of the Reorganized Debtor, subject to, and in accordance with, the Amended Certificate of Incorporation and Amended By-Laws. The directors of the Debtor immediately prior to the Effective Date shall resign effective as of the Effective Date and shall be replaced by the Board of Directors of the Reorganized Debtor. Subject to the final Amended Certificate of Incorporation and Amended By-laws, the Board of Directors of the Reorganized Debtor shall include (i) the chief executive officer of the Reorganized Debtor; (ii) for so long as the sum of (x) the aggregate number of shares of New Common Stock issuable upon conversion of New Guaranteed Senior Notes — Series A held by the initial holders of the New Guaranteed Senior Notes — Series A or any of their respective affiliates, and (y) the aggregate number of shares of New Common Stock issued to (and held by) the initial holders of the New Guaranteed Senior Notes — Series A or such affiliates upon conversion of such New Guaranteed Senior Notes — Series A, continue to represent in the aggregate at least 7.5% of the Reorganized Debtor’s New Common Stock on a fully diluted basis (but excluding the shares of New Common Stock issuable pursuant to the Stock Option Plan or subsequent plan adopted by the Board of Directors), two persons designated by the initial holders of the New Guaranteed Senior Notes — Series A; (iii) for so long as the sum of (x) the aggregate number of shares of New Common Stock issuable upon conversion of New Guaranteed Senior Notes — Series B and New Warrants held by Nortel or any of its affiliates, and (y) the aggregate number of shares of New Common Stock issued to (and held by) Nortel or such affiliates upon conversion of such New Guaranteed Senior Notes - Series B and New Warrants continues to represent in the aggregate at least 4.5% of the Reorganized Debtor’s New Common Stock on a fully diluted basis (but excluding the shares of New Common Stock issuable pursuant to the Stock Option Plan or subsequent plan adopted by the Board of Directors), one person designated by Nortel; (iv) for so long as the initial holders of the 2005/2008 Noteholder Claim or any of their respective affiliates continue to beneficially own New Common Stock received by such holders under the Plan in satisfaction of the 2005/2008 Noteholder Claim equal, in the aggregate, to at least 15% or more of the New Common Stock on a fully diluted basis (but excluding the shares of New Common Stock issuable pursuant to the Stock Option Plan or subsequent plan adopted by the Board of Directors), three persons designated by the initial holders of the 2005/2008 Noteholder Claim; provided, however, that so long as the holders of the New Guaranteed Senior Notes — Series A are entitled to designate directors, no more than two of the directors designated by the holders of the New Common Stock shall be affiliated with Morgan Stanley & Co. Incorporated; and (v) the remainder of the members of the Board of Directors shall be appointed, and thereafter elected, by the holders of the Reorganized Debtor’s outstanding New Common Stock. In this regard, the initial members of the Board of Directors shall be as set forth in the Notice of Officers and Directors dated December 10, 2002 filed with this Court. So far as practical, members of any committee of the Board of Directors of the Reorganized Debtor shall be composed in the same relative proportion that the designees in clauses (ii) — (iv) of the preceding sentence constitute the Board of Directors. In addition, for so long as at least $30 million in aggregate principal amount of indebtedness under the Broadband Network Financing Agreements as restructured remain outstanding, the creditor holding the largest aggregate principal amount of such indebtedness shall have the right to designate one observer to attend meetings of the Board of Directors of the Reorganized Debtor, IMPSAT Argentina and IMPSAT Brazil. The initial officers of the Reorganized Debtor shall also be as set forth in the Notice of Officers and Directors dated December 10, 2002 filed with this Court. On the Effective Date, Ricardo Verdaguer and Hector Alonzo shall enter into three year employment contracts with the Reorganized Debtor, and each of Marcello Girott, Mariano Torre Gómez, Matias Heinrich and Alexander Rivelis shall enter into letter agreements of employment with the Reorganized Debtor, in each case in form and substance as previously agreed to between the Debtor and such individuals and acceptable to the Creditors’ Committee. The selection of officers of the Reorganized Debtor after the Effective Date shall be as provided in its Amended Certificate of Incorporation and Amended By-Laws.

     68.     On the Effective Date, or as soon as practicable thereafter, the Reorganized Debtor shall file with the Secretary of State of Delaware, in accordance with the General Corporation Law of the State of Delaware, the Amended Certificate of Incorporation. On the Effective Date, the Amended Certificate of Incorporation shall automatically become effective, and all other matters provided under this Plan involving the corporate structure of the Reorganized Debtor, or corporate action by it, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to Section 303 of the General Corporation Law of the State of Delaware without any requirement of further action by the stockholders or the directors of the Reorganized Debtor.

     69.     As of the Effective Date, the Reorganized Debtor may operate its businesses and use, acquire and settle and compromise claims or interests without supervision of the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order. Without limiting the foregoing, the Reorganized Debtor may pay the charges it incurs for professional fees, disbursements, expenses or related support services after the Confirmation Date (including any professional fees) without any application to the Court.

     70.     Except as provided under the Plan, on the Effective Date, all rights, claims, and causes of action of the Debtor pursuant to: (a) sections 541, 542, 544, 545, 547, 549, 550, and 553 of the Bankruptcy Code; and (b) all other claims and causes of action of the Debtor against any Person (other than rights, claims and causes of action expressly released by the Debtor in the Plan or pursuant to a Final Order) shall be preserved and become property of the Reorganized Debtor. Except as provided in the Plan, on the Effective Date, the Reorganized Debtor shall be deemed the representative of its estate under section 1123(b) of the Bankruptcy Code and shall be authorized and shall have the power to commence and prosecute any and all causes of action (other than rights, claims and causes of action expressly released by the Debtor in the Plan or pursuant to a Final Order) that could have been asserted by the Debtor and in the name of the Debtor. All such actions shall survive the confirmation of the commencement of prosecution of such actions and not be barred or limited by any estoppel, whether judicial, equitable, or otherwise.

     71.     The Debtor and Reorganized Debtor shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

Claims Resolution and Treatment

      72.     After the Confirmation Date, a Claim may not be filed or amended without authorization of the Court.

      73.     Except as to applications for allowances of compensation and reimbursement of expenses under sections 328, 330 and 503 of the Bankruptcy Code, the Debtor or the Reorganized Debtor shall have the exclusive right to make and file objections to Administrative Expense Claims and Claims subsequent to the Effective Date. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtor shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor or the Reorganized Debtor shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) and Claims and serve such objections upon the Holder of the Administrative Expense Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than (a) ninety (90) days after the later of the Effective Date or the date on which a proof of claim or request for payment is filed with the Bankruptcy Court, or (b) such later date as may be approved by the Bankruptcy Court.

     74.     If any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. To the extent that a Disputed Claim ultimately becomes an Allowed Claim, a distribution shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, but in all events not later than the Final Distribution Date, the Disbursing Agent shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan.

      75.     In connection with distributions under the Plan, the Debtor shall reserve sufficient New Common Stock, New Warrants and New Senior Guaranteed Notes — Series B to the extent the Debtor reasonably determines necessary until such time that all Disputed Claims are finally determined, so that the Debtor shall have sufficient securities to effectuate any distribution required to any Holder of such Disputed Claim in the event such Disputed Claim becomes an Allowed Claim pursuant to the Plan.

Professional Fees

     76.     All applications for payment of fees and reimbursement of expenses by professionals in the Chapter 11 Case pursuant to sections 327, 328, 330 or 503(b) of the Bankruptcy Code shall be required to file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Case on or before twenty (20) calendar days after the Effective Date. Objections to any application made under Article IX.C of the Plan shall be filed on or before thirty (30) calendar days after the Effective Date. On the Effective Date, the Debtor shall establish the Professional Claims Reserve in an amount equal to the aggregate unpaid amount of compensation or reimbursements estimated in writing to the Debtor by each professional seeking compensation or reimbursement under sections 327, 328, 330 or 503(b) of the Bankruptcy Code as the maximum amount of its requested compensation and reimbursement through the Effective Date.

Statutory Fees

     77.     All fees payable pursuant to section 1930 of title 28 of the United States Code, due and payable through the Effective Date, shall be paid by the Debtor or the Reorganized Debtor on or before the Effective Date and amounts due thereafter shall be paid by the Reorganized Debtor in the ordinary course.

Executory Contracts and Leases

     78.     Except as otherwise provided in the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Reorganized Debtor will assume each executory contract and unexpired lease entered into by the Debtor prior to the Petition Date that has not previously (a) expired or terminated pursuant to its own terms or (b) been assumed or rejected pursuant to section 365 of the Bankruptcy Code. This Order will constitute an Order of the Bankruptcy Court approving the assumptions described in Article XI of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

     79.     Any monetary amounts by which each executory contract or unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or the Reorganized Debtor, as the case may be: (a) by payment of the defaulted amount in Cash on the Effective Date or as soon as practicable thereafter; or (b) on such other less favorable terms as are agreed to by the parties to such executory contract or unexpired lease.

     80.     If there is a dispute regarding: (i) the amount of any cure payments; (ii) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

     81.     Except as otherwise provided in the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the executory contracts and unexpired leases of the Debtor listed in the Notice of Rejected Executory Contracts dated December 10, 2002 filed with the Court prior to the Confirmation Hearing (the “Contract Rejection Schedule”) will be deemed rejected; provided, however, that the Debtor shall have the right, at any time prior to the Effective Date, to amend such schedule to delete any executory contract or unexpired lease listed therein, thus providing for its assumption pursuant to Sections XI.A and B of the Plan. Each contract and lease listed on the Contract Rejection Schedule will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. The listing of a contract or lease on the Contract Rejection Schedule does not constitute an admission by the Debtor or the Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that the Debtor or the Reorganized Debtor has any liability thereunder. This Order shall constitute an Order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

     82.     If the rejection of an executory contract or unexpired lease pursuant to Section XI.C of the Plan and this Order gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtor or the Reorganized Debtor, their successors or properties unless (a) a stipulation with respect to the amount and nature of such Claim has been entered into by either the Debtor or the Reorganized Debtor, as applicable, and the Holder of such Claim in connection with the rejection of such executory contract or unexpired lease, or (b) a Proof of Claim is Filed and served on the Reorganized Debtor and counsel for the Reorganized Debtor within 30 days after the Effective Date. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Claims in Class 25 or Class 26, as applicable.

     83.     Neither the listing of a contract or lease on any schedule to the Plan nor the assumption of any contract or lease pursuant to the Plan shall constitute an admission by the Debtor or a determination of this Court that such contract or lease is an executory contract or unexpired lease or that the Debtor has any liability thereunder.

Taxes

     84.     Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from the Debtor to any other person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment. Each recording or other agent of any governmental office shall record any such documents of issuance, transfer or exchange without any further direction or order from the Court.

Creditors’ Committee

     85.     Effective as at the close of business on the Effective Date of the Plan, the duties of the Creditors’ Committee, shall terminate, except with respect to applications for professional fees and expenses and reimbursement of expenses of the members of the Creditors’ Committee.

Notice

     86.     The Debtor or its authorized agent(s) shall serve, by mail, a notice of entry of this Order, as provided in Bankruptcy Rule 2002(f)(7), to all known creditors and Indenture Trustees of the Debtor within ten (10) business days from the date of entry of this Order.

     87.     Except as otherwise provided in the Plan, notice of all subsequent pleadings in this case shall be limited to counsel for the Debtor, the counsel for the Creditors’ Committee (while in existence), the United States Trustee, and any party known by the noticing party to be directly affected by the relief sought.

     88.     This Court hereby retains jurisdiction over this Chapter 11 Case pursuant to and for the purposes of sections 105(a) and 1127 of the Bankruptcy Code as set forth in Section XIV of the Plan, which is incorporated herein by reference.

     89.     This Order establishes conclusive corporate or other authority, and evidence of such corporate or other authority, required for the Debtor and Reorganized Debtor to undertake any and all acts and actions required to implement or contemplated by the Plan, including execution and delivery of the Documents, and constitutes shareholder approval of any act requiring same, and no board or shareholder vote shall be required with respect thereto.

     90.     The Debtor’s right to modify or revoke and withdraw the Plan, shall be reserved if the Debtor is for any reason unable to consummate the Plan after the Confirmation Date, at any time up to the Effective Date. If the Debtor revokes and withdraws the Plan: (a) nothing contained herein or in the Plan shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or to prejudice in any manner the rights of the Debtor or any Persons in any further proceeding involving the Debtor; and (b) the result shall be as if the Order were not entered, the Plan was not filed and no actions were taken to effectuate it.

     91.     After the Effective Date, the Debtor may modify the Plan to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in this Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Debtor obtains approval of the Court for such modification, after notice and a hearing; and (ii) such modification shall not materially and adversely affect the interests, rights, treatment or distributions of any Class of Allowed Claims or Allowed Interests under the Plan, and provided further that the Debtor may modify the Plan to remedy any such defect, omission or inconsistency prior to the Effective Date without the approval of the Court, provided the Debtor obtains the approval of the Creditors’ Committee. Any waiver under Section XII.B of the Plan shall not be considered to be a modification of the Plan.

     92.     Unless otherwise provided in the Plan or this Order, all injunctions or stays ordered in this Chapter 11 Case, pursuant to section 105 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date shall remain in full force and effect unless or until subsequently modified or terminated.

     93.     To the extent the Plan is inconsistent with the Disclosure Statement, any other agreement entered into between the Debtor and any third party, the Plan shall control. To the extent of any inconsistencies between the Plan and this Order, this Order shall control.

     94.     The provisions of Federal Rule of Civil Procedure 62(a) and Bankruptcy Rules 3020(3) and 7062 shall not apply to this Confirmation Order, and the Debtor is authorized to consummate the Plan immediately upon entry of this Order.

     95.     Failure specifically to include or reference particular sections or provisions of the Plan or any related agreement in this Order shall not diminish or impair the effectiveness of such sections or provisions, it being the intent of the Court that the Plan be confirmed and such related agreements be approved in their entirety.

Dated:	New York, New York
December 16, 2002

S/ Robert E. Gerber UNITED STATES BANKRUPTCY JUDGE

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